INVESTMENT SUB-ADVISORY AGREEMENT

      This INVESTMENT SUB-ADVISORY AGREEMENT (this "Agreement"), dated November 1, 2019 is by and among First Trust Exchange-Traded Fund VIII, a Massachusetts business trust (the "Trust"), First Trust Advisors L.P., an Illinois limited partnership (the "Manager") and a registered investment adviser with the Securities and Exchange Commission (the "SEC"), and Cboe Vest Financial LLC, a Delaware limited liability company and a registered investment adviser with the SEC (the "Sub-Adviser").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Trust intends to offer shares in the series set forth on Schedule A attached hereto and any other series as to which this Agreement may hereafter be made applicable and set forth on Schedule A, which may be amended from time to time (each such series being herein referred to as a "Fund" and collectively, the "Funds");

      WHEREAS, the Trust has retained the Manager to serve as the investment adviser for the Funds pursuant to an Investment Management Agreement between the Manager and the Trust dated December 18, 2018 and effective on behalf of the respective Fund on November 1, 2019 (as such agreement may be modified from time to time, the "Management Agreement");

      WHEREAS, the Management Agreement provides that the Manager may, subject to certain requirements, appoint a sub-adviser at its own cost and expense for the purpose of furnishing certain services required under the Management Agreement for the respective Fund;

      WHEREAS, pursuant to the Management Agreement, a Fund will pay to the Manager, at the end of each calendar month, and the Manager agrees to accept as full compensation therefor, an investment management fee equal to an annual rate of such Fund's average daily net assets as set forth in the Management Agreement with respect to such Fund (the "Investment Management Fee"), and the Manager will pay all of the expenses of such Fund (including the cost of transfer agency, custody, fund administration, legal, audit and other services and license fees, if any) but excluding the fee payment under the Management Agreement, interest, taxes, brokerage commissions and other expenses connected with the execution of portfolio transactions, such as dividend and distribution expenses from securities sold short and/or other investment related costs, distribution and service fees payable pursuant to a Rule 12b-1 Plan, if any, and extraordinary expenses (collectively, the "Fund Expenses"); and

      WHEREAS, the Trust and the Manager desire to retain the Sub-Adviser to furnish investment advisory services for each Fund's investment portfolio upon the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       1. Appointment. The Trust and the Manager hereby appoint the Sub-Adviser to serve as Sub-Adviser and to provide certain investment sub-advisory services to each Fund for the period and on the terms set forth in this Agreement and Schedule A. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation set forth on Schedule A. The Sub-Adviser shall, for all purposes herein provided, be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Trust, any Fund or the Manager in any way, nor otherwise be deemed an agent of the Trust, any Fund or the Manager.

       2. Services to Be Performed. Subject always to the supervision of the Trust's Board of Trustees (the "Board of Trustees" or the "Board") and the Manager, the Sub-Adviser will act as sub-adviser for, and manage on a discretionary basis the investment and reinvestment of the assets of each Fund allocated to the Sub-Adviser from time to time, furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities and other assets for each Fund's investment portfolio, all on behalf of such Fund and also as described in the Fund's most current effective registration statement on Form N-1A, or any successor form thereto, and as the same may thereafter be amended from time to time. The Sub-Adviser will be responsible for the investment of only the assets which the Manager allocates to the Sub-Adviser for management under this Agreement, plus all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all interest, dividends and appreciation on investments, less depreciation thereof and withdrawals by the Manager therefrom, there being no minimum or maximum percentage of the Fund's assets to be allocated to the Sub-Adviser from time to time hereunder. In the performance of its duties, the Sub-Adviser will (a) satisfy any applicable fiduciary duties it may have to each Fund, (b) monitor each Fund's investments or other instruments, (c) comply with the provisions of the Trust's Declaration of Trust and By-laws, as amended from time to time and communicated by a Fund or the Manager to the Sub-Adviser, (d) comply with (i) the respective investment objective(s), policies and restrictions stated in the applicable Fund's most recently effective prospectus and statement of additional information, (ii) such other investment objectives, policies, restrictions or instructions as the Manager or the Trust's Board of Trustees may communicate to the Sub-Adviser in writing, and (iii) any changes to the objectives, policies, restrictions or instructions required under the foregoing (i) and (ii) as communicated to the Sub-Adviser in writing and (e) assist in the valuation of portfolio assets held by each Fund as requested by the Manager or the respective Fund. The Sub-Adviser and the Manager will each make its officers and employees available to the other from time to time at reasonable times to review the investment objectives, policies and restrictions of the Funds and to consult with each other regarding the investment affairs of the Funds. Each Fund or the Manager will provide the Sub-Adviser with current copies of the Trust's Declaration of Trust, the Trust's By-laws, and any Fund objectives, policies or limitations not appearing in such Fund's prospectus or statement of additional information as they may be relevant to the Sub-Adviser's performance under this Agreement. Each Fund's prospectus, each Fund's statement of additional information and any amendments thereto are made available on such Fund's public website.

      Unless otherwise advised by the Manager or the Trust's Board of Trustees, the Sub-Adviser is responsible for voting in respect of securities held in a Fund's portfolio and will exercise or not exercise a right to vote in accordance with the Sub-Adviser's proxy voting policy, a copy of which has been provided to the Manager. The Sub-Adviser shall promptly notify the Manager and the Funds of any material change in the voting policy. The Sub-Adviser is permitted to represent any holdings on behalf of a Fund at any ordinary or special meeting of shareholders and has the right to exercise any voting rights or any other similar or connected rights.

      The Sub-Adviser is authorized to select, in consultation with the Manager, and enter into agreements with, the brokers, dealers, futures commission merchants, banks or any other agent or counterparty that will execute the purchases and sales of portfolio investments for the Funds, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of each Fund's orders, taking into account all appropriate factors, including among other things, price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Board of Trustees and compliance with the policies and procedures adopted by the Board of Trustees for the respective Fund and to the extent permitted by and in conformance with applicable law (including, Rule 17e-1 under the 1940 Act), the Sub-Adviser may select brokers or dealers affiliated with the Sub-Adviser. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or the Funds, or be in breach of any obligation owing to the Trust or the Funds under this Agreement, or otherwise, solely by reason of its having caused a Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

      In addition, the Sub-Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities or other instruments placed with respect to the assets of a Fund with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or its affiliates, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to such Fund, taking into consideration the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of a Fund occurs as part of any aggregate sale or purchase orders, the objective of the Sub-Adviser and any of its affiliates involved in such transaction shall be to allocate the assets so purchased or sold, as well as expenses incurred in the transaction, among such Fund and other accounts in a fair and equitable manner. Nevertheless, the Funds and the Manager acknowledge that under some circumstances, such allocation may adversely affect a Fund with respect to, among other things, the price or size of the assets obtainable or salable. Whenever a Fund and one or more other investment advisory clients of the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being, or the inability of one or more accounts to be, fully invested that would not occur if such an allocation were not made. Moreover, it is possible that due to differing investment objectives or for other reasons, the Sub-Adviser and its affiliates may purchase securities or other instruments of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities, assets or instruments for another client.

      The Sub-Adviser will not arrange purchases or sales of securities or other assets between any Fund and other accounts advised by the Sub-Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including if applicable Rule 17a-7 under the 1940 Act) and the Fund's policies and procedures, (b) the Sub-Adviser determines the purchase or sale is in the best interests of the Fund, and (c) the Board of Trustees has approved these types of transactions.

      A Fund may adopt policies and procedures that modify or restrict the Sub-Adviser's authority regarding the execution of such Fund's portfolio transactions provided herein. The Manager agrees to notify the Sub-Adviser promptly of any such changes to policies and procedures in writing.

      For purposes of complying with Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940

Act, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of an investment company or a series of an investment company that is advised by the Manager (the "First Trust Fund Complex") or an affiliated person of a sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter), concerning transactions for the Fund or any fund in the First Trust Fund Complex in securities or other fund assets. In addition, with respect to a fund in the First Trust Fund Complex with multiple sub-advisers, the Sub-Adviser shall be limited to providing investment advice with respect to only the discrete portion of a fund's portfolio as may be determined from time-to-time by the Board of Trustees or the Manager, and shall not consult with the sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter) as to any other portion of a fund's portfolio concerning transactions for a fund in securities or other assets. Notwithstanding the foregoing, the provisions in this paragraph do not apply to the consultations between the Sub-Adviser and any sub-adviser retained by the Sub-Adviser pursuant to Section 4 hereof.

      The Sub-Adviser will communicate to the officers and Trustees of the Trust such information relating to transactions for the Fund, as they may reasonably request. In no instance will any Fund's portfolio assets be purchased from or sold to the Manager, the Sub-Adviser or any affiliated person of either the Trust, the Manager, or the Sub-Adviser, except as may be permitted under the 1940 Act, and under no circumstances will the Sub-Adviser select brokers or dealers for Fund transactions on the basis of Fund share sales by such brokers or dealers.

      The Sub-Adviser further agrees that it:

            (a) will use the same degree of skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

            (b) will (i) conform in all material respects to all applicable rules and regulations of the SEC, the Commodity Futures Trading Commission and any other applicable regulatory authority, (ii) comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Funds and communicated to the Sub-Adviser in writing, and (iii) conduct its activities under this Agreement in all material respects in accordance with any applicable law and regulations of any governmental authority pertaining to its investment advisory activities and commodity trading advisory activities;

            (c) will report to the Manager and to the Board of Trustees on a quarterly basis and will make appropriate persons available for the purpose of reviewing with representatives of the Manager and the Board of Trustees on a regular basis at such times as the Manager or the Board of Trustees may reasonably request in writing regarding the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds' investment portfolios in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Manager or the Board of Trustees;

            (d) will prepare and maintain such books and records with respect to each Fund's assets and other transactions for each Fund's investment portfolio as required for registered investment advisers performing such services under applicable law, the Funds' compliance policies and procedures or as otherwise requested by the Manager or the Board of Trustees and will prepare and furnish the Manager and the Board of Trustees such periodic and special reports as the Board or the Manager may request. Such records shall be open to inspection at all reasonable times by the Manager or the Funds and any appropriate regulatory authorities. The Sub-Adviser further agrees that all records that it maintains for a Fund are the property of the respective Fund and the Sub-Adviser will surrender promptly to such Fund any such records upon the request of the Manager or such Fund (provided, however, that the Sub-Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the relevant Fund) to the extent required under Rule 204-2 under the Investment Advisers Act of 1940, as amended, or other applicable law,; and

            (e) will monitor the pricing of portfolio assets, and events relating to the issuers of those assets and the markets in which the securities or other assets trade in the ordinary course of managing the portfolio investments of the Funds, and will notify the Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the investments may primarily trade but before the time at which the respective Fund's investments are priced on a given day) that may materially impact the pricing of one or more securities or other assets in the Fund's portfolio. In addition, the Sub-Adviser will at the Manager's request assist the Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected investment or investments.

       3. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, other than the cost of securities and other assets (including brokerage commissions, if any, and other expenses connected with the execution of portfolio transactions) purchased for the Funds. Each Fund shall be responsible for payment of brokerage commissions, transfer fees, registration costs, transaction-related taxes and transaction-related expenses and fees arising out of transactions effected on behalf of the Fund. Further, the Sub-Adviser agrees to bear its costs and expenses arising in connection with any actual, proposed, or possible assignment of this Agreement (even if a proposed, expected or possible assignment ultimately does not take place). For the avoidance of doubt, without limiting the immediately preceding sentence, if there is a termination (or possible or anticipated termination) of this Agreement as a result of an assignment (or possible or anticipated assignment), then the Sub-Adviser shall bear, without limitation, (a) the expenses and costs incurred in connection with preparing, printing, filing and mailing an information statement or proxy statement, as applicable and (b) if relevant, solicitation and other costs associated with the use of a proxy statement.

       4. Additional Sub-Advisers. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act (after taking into account any exemptive order, no-action assurances or other relief, rule or regulation upon which the respective Fund may rely) and the approval of the Manager, the Sub-Adviser may retain one or more additional sub-advisers at the Sub-Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 2 hereof with respect to a Fund. Retention of a sub-adviser hereunder shall in no way reduce the responsibilities or obligations of the Sub-Adviser under this Agreement and the Sub-Adviser shall be responsible to the Funds for all acts or omissions of any sub-adviser in connection with the performance of the Sub-Adviser's duties hereunder.

       5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee (the "Sub-Advisory Fee") for each respective Fund allocated to the Sub-Adviser equal to the percentage set forth in Schedule A for such Fund, monthly in arrears, of any remaining monthly Investment Management Fee paid to the Manager after the average Fund Expenses during the most recent twelve months (or shorter period during the first eleven months of this Agreement) are subtracted from the Investment Management Fee for that month. If the average accrued Fund Expenses for any rolling average twelve-month period are greater than the Investment Management Fee for the twelfth month of such period, no Sub-Advisory Fee will be due the Sub-Adviser for such month. For the avoidance of doubt, any deficit will not be carried forward for purposes of calculating the Sub-Advisory Fee in any subsequent month. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. At the request of the Sub-Adviser, the Manager shall provide the Sub-Adviser with an accounting reasonably satisfactory to the Sub-Adviser of the calculation of the Sub-Advisory Fee. The Manager shall provide prompt advance notice to the Sub-Adviser of any change to the Manager's compensation agreements with respect to the Fund, which change may require approval by the Board of Trustees.

       6. Services to Others. The Trust and the Manager acknowledge that the Sub-Adviser's services under this Agreement are not exclusive. Sub-Adviser now acts, or may in the future act, as an investment adviser to other managed accounts and as investment adviser or investment sub-adviser to one or more other investment companies that are not series of the Trust and may be similar to the Trust. In addition, the Trust and the Manager acknowledge that the directors, officers, stockholders, affiliates or persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of a Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.

       7. Limitation of Liability. The Sub-Adviser shall not be liable for, and the Trust and the Manager will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by any Fund or the Manager (including, without limitation, by reason of the purchase, sale or retention of any security or other asset) in connection with the performance of the Sub-Adviser's duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

       8. Term; Termination. This Agreement shall become effective for each Fund on the date set forth in Schedule A for such Fund, provided that it has been approved in the manner required by the 1940 Act (after taking into effect any exemptive order, no-action assurances, or other relief, rule or regulation upon which any Fund may rely), and shall remain in full force until the two-year anniversary of the date of its effectiveness with respect to such Fund unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved for the respective Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder (after taking into effect any exemptive order, no-action assurances, or other relief, rule or regulation upon which any Fund may rely); provided, however, that if the continuation of this Agreement is not approved for a Fund, the Sub-Adviser may continue to serve in such capacity for such Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager or the Sub-Adviser upon sixty (60) days' written notice to the other parties. This Agreement may also be terminated with respect to a Fund by such Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund upon sixty (60) days' written notice to such Sub-Adviser by the Fund without payment of any penalty; for clarity, termination of this Agreement by one Fund will not terminate this Agreement for the other Funds.

      This Agreement may be terminated at any time with respect to a Fund without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the material covenants of the Sub-Adviser set forth herein.

      For clarity, termination of this Agreement with respect to one Fund will not automatically terminate this Agreement for the other Funds. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder subject to such exemptions as may be granted by the Securities and Exchange Commission under that Act. This Agreement shall automatically terminate for a Fund in the event the Management Agreement between the Manager and the Trust on behalf of such Fund is terminated, assigned or not renewed.

      Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 5 earned or accrued prior to such termination and for any additional period during which the Sub-Adviser serves as such for the respective Fund, subject to applicable law.

       9. Compliance Certification. From time to time the Sub-Adviser shall provide such certifications with respect to Rule 38a-1 under the 1940 Act as are reasonably requested by a Fund or the Manager. In addition, the Sub-Adviser will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to the respective Fund to enable such Fund to fulfill its obligations under Rule 38a-1 under the 1940 Act.

      10. Confidentiality. The Sub-Adviser shall treat as confidential and use only in connection with the Funds in accordance with this Agreement all non-public information of the any Fund and the Manager delivered to the Sub-Adviser in the course of the Sub-Adviser's performances under this Agreement. The Manager and the Funds shall treat as confidential and use only in connection with the Funds in accordance with this Agreement all non-public information of the Sub-Adviser delivered to a Fund or the Manager in the course of the Sub-Adviser's performances under this Agreement, including for avoidance of doubt investment decisions, trading strategies, and investment advice for a Fund provided by or on behalf of the Sub-Adviser or any other sub-advisers appointed by the Sub-Adviser under Section 4 ("Recommendations"). The undertakings in the first two sentences of this paragraph shall not (a) limit disclosures that are required to be made under applicable laws and regulations;
(b) apply to information that becomes public without a breach of this paragraph; or (c) prohibit disclosures on a confidential basis to lawyers, accountants, bankers, securities brokers, other sub-advisers appointed by the Sub-Adviser under Section 4, or other service providers to any of the parties to this Agreement related to the performances contemplated by this Agreement. The parties acknowledge that any breach of the undertakings in the first two sentences of this paragraph might result in immediate, irreparable injury to another party and that, accordingly, equitable remedies, including ex parte remedies, are appropriate in the event of any actual, apparent, or threatened breach of any such undertaking. The undertakings in this paragraph shall apply to derivative works.

The Fund and the Manager shall not use, or permit any of their affiliates to use, any Recommendations for any purpose other than the management of the Funds.

      11. Use of Name and Trademarks. The Sub-Adviser permits the Manager and the Trust at no cost to use (a) the name "Cboe Vest" in the names of the Funds; and (b) the registered trademarks "TARGET OUTCOME INVESTMENTS", "TARGET OUTCOME FUNDS", and "TARGET OUTCOME ETF" in connection with the Funds, for the duration of this Agreement and any extensions or renewals thereof. Such permission will, upon termination of this Agreement, be automatically and without further action by the Sub-Adviser terminated, in which event the Funds shall promptly take whatever action may be necessary (including calling a meeting of the Board of Trustees) to change its name and to discontinue any further use of the name "Cboe Vest" in the names of the Funds or otherwise and to discontinue any further use of the registered trademarks listed in clause (b) above.

      12. Notice. Any notice under this Agreement shall be sufficient in all respects if given in writing and delivered by commercial courier providing proof of delivery and addressed as follows or addressed to such other person or address as such party may designate for receipt of such notice.

     If to the Manager or a Fund:                 If to the Sub-Adviser:

First Trust Exchange-Traded Fund VIII,          Cboe Vest Financial LLC
  on behalf of the ______________ ETF           1765 Greensboro Station Pl
First Trust Advisors L.P.                       McLean VA 22101
120 East Liberty Drive, Suite 400               Attention: Jeffery Chang
Wheaton, Illinois  60187
Attention:  Secretary

      13. Limitations on Liability. All parties hereto are expressly put on notice of the Trust's Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein and a copy of which has been provided to the Sub-Adviser prior to the date hereof. This Agreement is executed by the Trust on behalf of each Fund by the Trust's officers in their capacity as officers and not individually and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but the obligations imposed upon the Trust or a Fund by this Agreement are binding only upon the assets and property of the respective Fund, and persons dealing with the Trust or a Fund must look solely to the assets of such Fund for the enforcement of any claims.

      14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      15. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 13 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois. For the avoidance of doubt, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation, no action assurance, order (including amendment thereto) or other relief of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, no-action assurance, order (including any amendment thereto) or other relief.

      16. Amendment; Etc. This Agreement may only be amended, or its provisions modified or waived, in a writing signed by the party against which such amendment, modification or waiver is sought to be enforced.

      17. Authority. Each party represents to the others that it is duly authorized and fully empowered to execute, deliver and perform this Agreement. The Trust represents that engagement of the Sub-Adviser has been duly authorized by the Trust and is in accordance with the Trust's Declaration of Trust and other governing documents of the Fund.

      18. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party hereto.

      19. Forum Selection. Any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith by a party to this Agreement against another party to this Agreement shall be brought only in a court of competent jurisdiction in Chicago, Cook County, Illinois, or if venue does not lie in any such court only in a court of competent jurisdiction within the State of Illinois (the "Chosen Courts"). Each party to this Agreement (a) consents to jurisdiction in the Chosen Courts; (b) waives any objection to venue in any of the Chosen Courts; and (c) waives any objection that any of the Chosen Courts is an inconvenient forum. In any action commenced by a party hereto against another party to the Agreement, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

      20. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Sub-Advisory Fee described in Section 5 are not severable.

      21. Entire Agreement; Counterparts. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter expressly set forth herein. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures were upon the same instrument.

      IN WITNESS WHEREOF, the Trust on behalf of the Fund, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

FIRST TRUST ADVISORS L.P.             FIRST TRUST EXCHANGE-TRADED FUND VIII, on
                                      behalf of the series listed on Schedule A

By /s/ James M. Dykas                 By /s/ Donald P. Swade
--------------------------------      -----------------------------
Title: Chief Financial Officer        Title: Treasurer

CBOE VEST FINANCIAL LLC

By /s/ Karan Sood
--------------------------------
Title: Chief Executive Officer

                                   SCHEDULE A

                            AS OF NOVEMBER 1, 2019

                                     FUNDS

--------------------------------------------------------------------------------
                                            PERCENTAGE OF
                                            INVESTMENT
                                            MANAGEMENT FEE
                                            (AFTER FUND
FUNDS                                       EXPENSES)           EFFECTIVE DATE
--------------------------------------------------------------------------------
FT CBOE VEST U.S. EQUITY BUFFER
ETF - AUGUST                                     50%            NOVEMBER 1, 2019
--------------------------------------------------------------------------------
FT CBOE VEST U.S. EQUITY DEEP BUFFER
ETF - AUGUST                                     50%            NOVEMBER 1, 2019
--------------------------------------------------------------------------------
FT CBOE VEST U.S. EQUITY BUFFER
ETF - NOVEMBER                                   50%            NOVEMBER 1, 2019
--------------------------------------------------------------------------------
FT CBOE VEST U.S. EQUITY DEEP BUFFER
ETF - NOVEMBER                                   50%            NOVEMBER 1, 2019
--------------------------------------------------------------------------------